Exhibit 99.1

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Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Kelsey DeBriyn
781.522.5141

Media Contact
Corinne Kovalsky
781.522.5899
For Immediate Release

Raytheon Reports Strong Fourth Quarter and Full-Year 2019 Results

•	Record bookings of $12.1 billion in the quarter and $36.3 billion for the year; strong book-to-bill ratio of 1.54 in the quarter and 1.25 for the year

•	Record backlog of $48.8 billion, up 15 percent year-over-year

•	Fourth quarter net sales of $7.8 billion, up 6.5 percent; full-year net sales of $29.2 billion, up 7.8 percent

•	Fourth quarter EPS from continuing operations of $3.16; full-year EPS from continuing operations of $11.92

•	Strong operating cash flow from continuing operations of $2.8 billion in the quarter and a record $4.5 billion for the year

•	Raytheon and United Technologies merger of equals targeted to close early in the second quarter of 2020
__________________________________________________________________________________________________

WALTHAM, Mass., (January 30, 2020) - Raytheon Company (NYSE: RTN) today announced net sales for the fourth quarter 2019 of $7.8 billion, up 6.5 percent compared to $7.4 billion in the fourth quarter 2018. Fourth quarter 2019 EPS from continuing operations was $3.16 compared to $2.93 in the fourth quarter 2018. The increase in the fourth quarter 2019 EPS from continuing operations was primarily driven by operational improvements.
Net sales in 2019 were $29.2 billion, up 7.8 percent compared to $27.1 billion in 2018. Full-year 2019 EPS from continuing operations was $11.92 compared to $10.15 for the full-year 2018.
The previously announced merger with United Technologies is targeted to close early in the second quarter of 2020, subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, as well as completion by United Technologies of the separation of its Otis and Carrier businesses.
“Raytheon had a very successful year in 2019, delivering record bookings, backlog, sales and operating cash flow,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “Our results reflect the continued hard work and dedication of the Raytheon team and position us well for the future.
“Integration planning for the merger with United Technologies is progressing well, with the integration team developing detailed execution plans to capture revenue and cost synergies rapidly and ensure seamless operations post close. Our goal is to close the merger early in the second quarter of 2020.”

The company generated strong operating cash flow for both the fourth quarter and full-year 2019. Operating cash flow from continuing operations was $2.8 billion for the fourth quarter 2019 and $4.5 billion for the full-year 2019, and was better than the company’s prior guidance primarily due to improved working capital. Operating cash flow from continuing operations was $2.4 billion for the fourth quarter 2018. Operating cash flow from continuing operations was $3.4 billion for the full-year 2018, after making a $1.25 billion pretax discretionary pension contribution in the third quarter 2018.
The company had record bookings of $12.1 billion in the fourth quarter 2019, resulting in a book-to-bill ratio of 1.54. Fourth quarter 2018 bookings were $8.4 billion. Full-year 2019 bookings were a record $36.3 billion, resulting in a book-to-bill ratio of 1.25. Full-year 2018 bookings were $32.2 billion.
In addition, as previously announced, in the fourth quarter 2019, Raytheon was selected by the U.S. Army to develop the Lower Tier Air and Missile Defense Sensor (LTAMDS).

Summary Financial Results

	4th Quarter		%	Twelve Months		%
($ in millions, except per share data)	2019	2018	Change	2019	2018	Change

Bookings	$12,058	$8,447	42.7%	$36,340	$32,162	13.0%
Net Sales	$7,842	$7,360	6.5%	$29,176	$27,058	7.8%
Total Business Segment Operating Income	$993	$884	12.3%	$3,543	$3,253	8.9%
Total Operating Income	$1,279	$1,214	5.4%	$4,774	$4,538	5.2%
Income from Continuing Operations attributable to Raytheon Company	$883	$833	6.0%	$3,342	$2,910	14.8%
EPS from Continuing Operations	$3.16	$2.93	7.8%	$11.92	$10.15	17.4%
Operating Cash Flow from Continuing Operations	$2,792	$2,433		$4,482	$3,428
Workdays in Fiscal Reporting Calendar	59	58		249	249
Backlog at the end of 2019 was a record $48.8 billion, an increase of $6.3 billion or 15 percent compared to the end of 2018.

Backlog
	Period Ending
($ in millions)	2019	2018
Backlog	$48,752	$42,420
Segment Results
The company’s reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Forcepoint™.

Integrated Defense Systems
	4th Quarter			Twelve Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$1,981	$1,684	18%	$6,927	$6,180	12%
Operating Income	$307	$247	24%	$1,111	$1,023	9%
Operating Margin	15.5%	14.7%		16.0%	16.6%

Integrated Defense Systems (IDS) had fourth quarter 2019 net sales of $1,981 million, up 18 percent compared to $1,684 million in the fourth quarter 2018. IDS had full-year 2019 net sales of $6,927 million compared to $6,180 million in 2018. The increase in net sales for both the quarter and the full-year was primarily driven by higher net sales on an international air and missile defense system program awarded in the third quarter 2019 and an international missile defense radar program.
IDS recorded $307 million of operating income in the fourth quarter 2019 compared to $247 million in the fourth quarter 2018. The increase in operating income for the quarter was primarily driven by higher volume and higher net program efficiencies. IDS recorded $1,111 million of operating income in 2019 compared to $1,023 million in 2018. The increase in operating income for the full-year was primarily driven by higher volume.
During the quarter, IDS booked $1.1 billion on two direct commercial contracts to provide advanced Patriot® air and missile defense capability to existing international customers; $365 million on the Air and Missile Defense Radar (AMDR) program for the U.S. Navy; $144 million on the Army Navy/Transportable Radar Surveillance-Model 2 (AN/TPY-2) radar program for the Kingdom of Saudi Arabia (KSA); $134 million to provide Consolidated Contractor Logistics Support (CCLS) for the Missile Defense Agency (MDA); and $118 million on the Aegis weapon system for the U.S. Navy and international customers.

Intelligence, Information and Services
	4th Quarter			Twelve Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$1,742	$1,711	2%	$7,151	$6,722	6%
Operating Income	$149	$144	3%	$658	$538	22%
Operating Margin	8.6%	8.4%		9.2%	8.0%
Intelligence, Information and Services (IIS) had fourth quarter 2019 net sales of $1,742 million, up 2 percent compared to $1,711 million in the fourth quarter 2018. IIS had full-year 2019 net sales of $7,151 million compared to $6,722 million in 2018. The increase in net sales for the full-year was primarily driven by higher net sales on classified programs in both cyber and space.
IIS recorded $149 million of operating income in the fourth quarter 2019 compared to $144 million in the fourth quarter 2018. IIS recorded $658 million of operating income in 2019 compared to $538 million in 2018. The increase in operating income for the full-year was primarily driven by higher net program efficiencies, higher volume, and a change in mix and other performance, including $48 million of gains discussed in previous quarters.
During the quarter, IIS booked $623 million on a number of classified programs. IIS also booked $206 million on the Development, Operations and Maintenance (DOMino) Cyber program for the Department of Homeland Security (DHS).

Missile Systems
	4th Quarter			Twelve Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$2,345	$2,317	1%	$8,726	$8,298	5%
Operating Income	$297	$273	9%	$959	$973	(1)%
Operating Margin	12.7%	11.8%		11.0%	11.7%
Missile Systems (MS) had fourth quarter 2019 net sales of $2,345 million, up 1 percent compared to $2,317 million in the fourth quarter 2018. MS had full-year 2019 net sales of $8,726 million compared to $8,298 million in 2018. The increase in net sales for the full-year was primarily due to higher net sales on classified programs.
MS recorded $297 million of operating income in the fourth quarter 2019 compared to $273 million in the fourth quarter 2018. The increase in operating income for the quarter was primarily driven by a favorable change in program mix and higher net program efficiencies. MS recorded $959 million of operating income in 2019 compared to $973 million in 2018. The decrease in operating income for the full-year was primarily due to lower net program efficiencies, partially offset by higher volume.
During the quarter, MS booked $1,033 million for Standard Missile-6 (SM-6®) for the U.S. Navy; $893 million for Standard Missile-3 (SM-3®) for the MDA and an international customer; $795 million for Advanced Medium-Range Air-to-Air Missiles (AMRAAM®) for the U.S. Air Force, U.S. Navy, and international customers; $290 million for Paveway™ for the U.S. Air Force and international customers; $155 million for Evolved Seasparrow Missile (ESSM®) for the U.S. Navy and international customers; and $109 million for Miniature Air Launched Decoy (MALD®) for the U.S. Navy. MS also booked $1,570 million on a number of classified contracts.

Space and Airborne Systems
	4th Quarter			Twelve Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$2,018	$1,880	7%	$7,427	$6,748	10%
Operating Income	$278	$262	6%	$991	$884	12%
Operating Margin	13.8%	13.9%		13.3%	13.1%
Space and Airborne Systems (SAS) had fourth quarter 2019 net sales of $2,018 million, up 7 percent compared to $1,880 million in the fourth quarter 2018. SAS had full-year 2019 net sales of $7,427 million compared to $6,748 million in 2018. The increase in net sales for both the quarter and the full-year was primarily driven by higher net sales on classified programs, the Next Generation Overhead Persistent Infrared (Next Gen OPIR) program, and tactical communication systems programs.
SAS recorded $278 million of operating income in the fourth quarter 2019 compared to $262 million in the fourth quarter 2018. SAS recorded $991 million of operating income in 2019 compared to $884 million in 2018. The increase in operating income for both the quarter and the full-year was primarily due to higher volume and, as expected, included a $21 million gain from the sale of real estate.

During the quarter, SAS booked $398 million on the Next Generation Jammer (NGJ) program for the U.S. Navy; $239 million for airborne radars for the U.S. Navy; and $120 million for the Multi-Spectral Targeting System (MTS) for various U.S. government customers. SAS also booked $172 million on a number of classified contracts.

Forcepoint
	4th Quarter			Twelve Months
($ in millions)	2019	2018	% Change	2019	2018	% Change
Net Sales	$177	$172	3%	$658	$634	4%
Operating Income	$6	$2	200%	$8	$5	60%
Operating Margin	3.4%	1.2%		1.2%	0.8%

Forcepoint had fourth quarter 2019 net sales of $177 million, up 3 percent compared to $172 million in the fourth quarter 2018. Forcepoint had full-year 2019 net sales of $658 million compared to $634 million in 2018.
Forcepoint recorded $6 million of operating income in the fourth quarter 2019 compared to $2 million in the fourth quarter 2018. Forcepoint recorded $8 million of operating income in 2019 compared to $5 million in 2018.
During the fourth quarter 2019, Raytheon acquired Vista Equity Partners’ interest in Forcepoint for $588 million. Forcepoint is now wholly owned by Raytheon.

About Raytheon
Raytheon Company, with 2019 sales of $29 billion and 70,000 employees, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 98 years, Raytheon provides state-of-the-art electronics, mission systems integration, C5I® products and services, sensing, effects, and mission support for customers in more than 80 countries. Raytheon is headquartered in Waltham, Massachusetts. Follow us on Twitter.
Conference Call on the Fourth Quarter and Full-Year 2019 Financial Results
Raytheon’s financial results conference call will be held on Thursday, January 30, 2020 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O’Brien, vice president and CFO; and other company executives.
The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the company’s (sometimes referred to as Raytheon) financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: risks associated with the announcement of the proposed merger with United Technologies Corporation (UTC), including its effect on our customer, supplier and other business relationships, employee retention and hiring, resources and management’s attention, our ability to pursue new business and investment opportunities, our operating results and business generally, and the market price of our common stock; risks associated with the successful and timely completion of the proposed merger with UTC and the related integration, as described in more detail below; the company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts and performance under undefinitized contract awards; difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; dependence on U.S. government approvals for international contracts; changes in government procurement practices; the impact of competition; the ability to develop products and technologies, and the impact of associated investments and costs; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; the risk that actual pension returns, discount rates or other actuarial assumptions, including the long-term return on asset assumption, are significantly different than the company’s current assumptions; the risk of cost overruns, particularly for the company’s fixed-price contracts; dependence on material and component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; risks associated with acquisitions, investments, dispositions, joint ventures and other business arrangements; the ability to grow in the government and commercial cybersecurity markets; risks of an impairment of goodwill or other intangible assets; the impact of financial markets and global economic conditions; the use of accounting estimates in the company’s financial statements; the outcome of contingencies and litigation matters, including government investigations; the risk of environmental liabilities; changes in tax laws and regulations, or their interpretation; and other factors as may be detailed from time to time in the company’s public announcements and Securities and Exchange Commission filings.
Risks associated with the successful and timely completion of the proposed merger with UTC and the related integration include: (1) the effect of economic conditions in the industries and markets in which UTC and Raytheon operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales

(including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of the proposed merger and the separation transactions and other merger, acquisition and divestiture activity, including among other things the integration of or with other businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, including indebtedness that may be incurred in connection with the proposed merger and the separation transactions, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by the combined company of its common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract awards and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which UTC, Raytheon and the businesses of each operate; (17) negative effects of the announcement or pendency of the proposed merger or the separation transactions on the market price of UTC’s and/or Raytheon’s respective common stock and/or on their respective financial performance; (18) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (19) the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; (20) risks relating to the value of the UTC shares to be issued in the proposed merger, significant transaction costs and/or unknown liabilities; (21) the possibility that the anticipated benefits from the proposed merger cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (22) risks associated with transaction-related litigation; (23) the possibility that costs or difficulties related to the integration of UTC’s and Raytheon’s operations will be greater than expected; (24) risks relating to completed merger, acquisition and divestiture activity, including UTC’s integration of Rockwell Collins, including the risk that the integration may be more difficult, time-consuming or costly than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (25) the ability of each of Raytheon, UTC, the companies resulting from the separation transactions and the combined company to retain and hire key personnel; (26) the expected benefits and timing of the separation transactions, and the risk that conditions to the separation transactions will not be satisfied and/or that the separation transactions will not be completed within the expected time frame, on the expected terms or at all; (27) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions as tax-free to UTC and UTC’s shareowners, in each case, for U.S. federal income tax purposes; (28) the possibility that any opinions, consents, approvals or rulings required in connection with the separation transactions will not be received or obtained within the expected time frame, on the expected terms or at all; (29) expected financing transactions undertaken in connection with the proposed merger and the separation transactions and risks associated with additional indebtedness; (30) the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation transactions will exceed UTC’s estimates; and (31) the impact of the proposed merger and the separation transactions on the respective businesses of Raytheon and UTC and the risk that the separation transactions may be more difficult, time-consuming or costly than expected, including the impact on UTC’s resources, systems, procedures and controls, diversion of its management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.
There can be no assurance that the proposed merger, the separation transactions or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the joint proxy statement/prospectus (defined below) and the reports of UTC and Raytheon on Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”) from time to time.
The company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date.
Additional Information and Where to Find It
In connection with the proposed merger, on September 4, 2019, UTC filed with the SEC an amendment to the registration statement on Form S-4 originally filed on July 17, 2019, which includes a joint proxy statement of UTC and Raytheon that also constitutes a prospectus of UTC (the “joint proxy statement/prospectus”). The registration statement was declared effective by the SEC on September 9, 2019, and UTC and Raytheon commenced mailing the joint proxy statement/prospectus to shareowners of UTC and stockholders of Raytheon on or about September 10, 2019. Each party will file other documents regarding the proposed merger with the SEC. In addition, in connection with the separation transactions, subsidiaries of UTC will file registration statements on Form 10 or Form S-1. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH

THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain copies of the registration statements and the joint proxy statement/prospectus free of charge from the SEC’s website or from UTC or Raytheon. The documents filed by UTC with the SEC may be obtained free of charge at UTC’s website at www.utc.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from UTC by requesting them by mail at UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT, 06032, by telephone at 1-860-728-7870 or by email at corpsec@corphq.utc.com. The documents filed by Raytheon with the SEC may be obtained free of charge at Raytheon’s website at www.raytheon.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Raytheon by requesting them by mail at Raytheon Company, Investor Relations, 870 Winter Street, Waltham, MA, 02451, by telephone at 1-781-522-5123 or by email at invest@raytheon.com.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Fourth Quarter 2019
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	31-Dec-19	31-Dec-18	31-Dec-19	31-Dec-18

Net sales	$7,842	$7,360	$29,176	$27,058
Operating expenses
Cost of sales	5,832	5,393	21,413	19,573
General and administrative expenses	731	753	2,989	2,947
Total operating expenses	6,563	6,146	24,402	22,520
Operating income	1,279	1,214	4,774	4,538
Non-operating (income) expense, net
Retirement benefits non-service expense	174	237	688	1,230
Interest expense	46	46	180	184
Interest income	(12)	(10)	(42)	(31)
Other (income) expense, net	7	14	(38)	8
Total non-operating (income) expense, net	215	287	788	1,391
Income from continuing operations before taxes	1,064	927	3,986	3,147
Federal and foreign income taxes	185	99	658	264
Income from continuing operations	879	828	3,328	2,883
Income (loss) from discontinued operations, net of tax	2	(1)	1	(1)
Net income	881	827	3,329	2,882
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(4)	(5)	(14)	(27)
Net income attributable to Raytheon Company	$885	$832	$3,343	$2,909

Basic earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$3.16	$2.93	$11.93	$10.16
Income (loss) from discontinued operations, net of tax	0.01	—	—	—
Net income	3.17	2.93	11.94	10.16

Diluted earnings per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$3.16	$2.93	$11.92	$10.15
Income (loss) from discontinued operations, net of tax	0.01	—	—	—
Net income	3.16	2.93	11.93	10.15

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$883	$833	$3,342	$2,910
Income (loss) from discontinued operations, net of tax	2	(1)	1	(1)
Net income	$885	$832	$3,343	$2,909

Average shares outstanding
Basic	279.2	284.4	280.0	286.5
Diluted	279.4	284.7	280.2	286.8

Attachment B
Raytheon Company
Preliminary Segment Information
Fourth Quarter 2019
(In millions, except percentages)
					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Three Months Ended		Three Months Ended		Three Months Ended
	31-Dec-19	31-Dec-18	31-Dec-19	31-Dec-18	31-Dec-19	31-Dec-18

Integrated Defense Systems	$1,981	$1,684	$307	$247	15.5%	14.7%
Intelligence, Information and Services	1,742	1,711	149	144	8.6%	8.4%
Missile Systems	2,345	2,317	297	273	12.7%	11.8%
Space and Airborne Systems	2,018	1,880	278	262	13.8%	13.9%
Forcepoint	177	172	6	2	3.4%	1.2%
Eliminations	(421)	(404)	(44)	(44)
Total business segment	7,842	7,360	993	884	12.7%	12.0%
Acquisition Accounting Adjustments	—	—	(29)	(29)
FAS/CAS Operating Adjustment	—	—	364	356
Corporate and Reclassification(1)	—	—	(49)	3
Total	$7,842	$7,360	$1,279	$1,214	16.3%	16.5%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	31-Dec-19	31-Dec-18	31-Dec-19	31-Dec-18	31-Dec-19	31-Dec-18

Integrated Defense Systems	$6,927	$6,180	$1,111	$1,023	16.0%	16.6%
Intelligence, Information and Services(2)	7,151	6,722	658	538	9.2%	8.0%
Missile Systems	8,726	8,298	959	973	11.0%	11.7%
Space and Airborne Systems	7,427	6,748	991	884	13.3%	13.1%
Forcepoint	658	634	8	5	1.2%	0.8%
Eliminations	(1,712)	(1,514)	(184)	(170)
Total business segment	29,177	27,068	3,543	3,253	12.1%	12.0%
Acquisition Accounting Adjustments	(1)	(10)	(112)	(126)
FAS/CAS Operating Adjustment	—	—	1,454	1,428
Corporate and Reclassification(1)(2)	—	—	(111)	(17)
Total	$29,176	$27,058	$4,774	$4,538	16.4%	16.8%

(1)
In the fourth quarter of 2019, we were selected by the U.S. Army for the Lower Tier Air and Missile Defense Sensor (LTAMDS). The net expenses related to the LTAMDS project of $13 million in 2019 are included in Corporate operating income as they are not included in management’s evaluation of business segment results.

(2)
In the third quarter of 2019, the company recognized a non-cash gain of $14 million on an investment, which is included in IIS’s operating income and reclassified to other (income) expense, net on the company’s consolidated statements of operations.

Attachment C
Raytheon Company
Other Preliminary Information
Fourth Quarter 2019
(In millions)

Backlog			31-Dec-19	31-Dec-18

Integrated Defense Systems			$14,180	$11,557
Intelligence, Information and Services			6,674	6,233
Missile Systems			15,835	13,976
Space and Airborne Systems			11,525	10,126
Forcepoint			538	528
Total backlog			$48,752	$42,420

	Three Months Ended		Twelve Months Ended
Bookings	31-Dec-19	31-Dec-18	31-Dec-19	31-Dec-18

Total bookings	$12,058	$8,447	$36,340	$32,162

	Three Months Ended		Twelve Months Ended
General and Administrative Expenses	31-Dec-19	31-Dec-18	31-Dec-19	31-Dec-18

Administrative and selling expenses	$565	$505	$2,257	$2,106
Research and development expenses	166	248	732	841
Total general and administrative expenses	$731	$753	$2,989	$2,947

Cash, Cash Equivalents and Restricted Cash			31-Dec-19	31-Dec-18

Cash and cash equivalents			$4,292	$3,608
Restricted cash			6	16
Cash, cash equivalents and restricted cash shown in Attachment E			$4,298	$3,624

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Fourth Quarter 2019
(In millions)

	31-Dec-19	31-Dec-18

Assets
Current assets
Cash and cash equivalents	$4,292	$3,608
Receivables, net	1,364	1,648
Contract assets	6,122	5,594
Inventories	671	758
Prepaid expenses and other current assets(1)	633	529
Total current assets	13,082	12,137

Property, plant and equipment, net	3,353	2,840
Operating lease right-of-use assets(1)	875	805
Goodwill	14,882	14,864
Other assets, net	2,374	2,024
Total assets	$34,566	$32,670

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities
Commercial paper and current portion of long-term debt	$1,499	$300
Contract liabilities	3,267	3,309
Accounts payable	1,796	1,964
Accrued employee compensation	1,813	1,509
Other current liabilities(1)	1,416	1,381
Total current liabilities	9,791	8,463

Accrued retiree benefits and other long-term liabilities(1)	8,553	6,922
Long-term debt	3,261	4,755
Operating lease liabilities(1)	706	647

Redeemable noncontrolling interests	32	411

Equity
Raytheon Company stockholders’ equity
Common stock	3	3
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(9,260)	(8,618)
Retained earnings	21,480	20,087
Total Raytheon Company stockholders’ equity	12,223	11,472
Noncontrolling interests in subsidiaries	—	—
Total equity	12,223	11,472
Total liabilities, redeemable noncontrolling interests and equity	$34,566	$32,670

(1)
In the first quarter 2019 we adopted Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). As a result we recast certain amounts on our balance sheet to reflect the recognition of operating lease right-of-use assets and operating lease liabilities and other reclassifications. Included in other current liabilities is $213 million and $194 million at December 31, 2019 and December 31, 2018, respectively, related to the current portion of operating lease liabilities.

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Fourth Quarter 2019
(In millions)
	Twelve Months Ended
	31-Dec-19	31-Dec-18

Cash flows from operating activities
Net income	$3,329	$2,882
(Income) loss from discontinued operations, net of tax	(1)	1
Income from continuing operations	3,328	2,883
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of the effect of acquisitions and divestitures
Depreciation and amortization	605	568
Stock-based compensation	184	165
Deferred income taxes	(28)	(24)
Changes in assets and liabilities
Receivables, net	296	(327)
Contract assets and contract liabilities	(534)	28
Inventories	87	(166)
Prepaid expenses and other current assets	45	73
Income taxes receivable/payable	(275)	174
Accounts payable	(168)	406
Accrued employee compensation	295	165
Other current liabilities	71	(108)
Accrued retiree benefits	731	(421)
Other, net	(155)	12
Net cash provided by (used in) operating activities from continuing operations	4,482	3,428
Net cash provided by (used in) operating activities from discontinued operations	(2)	—
Net cash provided by (used in) operating activities	4,480	3,428
Cash flows from investing activities
Additions to property, plant and equipment	(942)	(763)
Proceeds from sales of property, plant and equipment	25	2
Additions to capitalized internal-use software	(65)	(58)
Maturities of short-term investments	—	309
Payments for purchases of acquired companies, net of cash received	(8)	—
Proceeds from sale of business, net of transaction costs	—	11
Payments for settlement of treasury rate lock	(17)	—
Other	1	(22)
Net cash provided by (used in) investing activities from continuing operations	(1,006)	(521)
Net cash provided by (used in) investing activities from discontinued operations	3	—
Net cash provided by (used in) investing activities	(1,003)	(521)
Cash flows from financing activities
Dividends paid	(1,036)	(975)
Net borrowings (payments) on commercial paper	(300)	—
Repurchases of common stock under share repurchase programs	(800)	(1,325)
Repurchases of common stock to satisfy tax withholding obligations	(69)	(93)
Acquisition of noncontrolling interest in Forcepoint	(588)	—
Other	(10)	(5)
Net cash provided by (used in) financing activities	(2,803)	(2,398)
Net increase (decrease) in cash, cash equivalents and restricted cash	674	509
Cash, cash equivalents and restricted cash at beginning of year	3,624	3,115
Cash, cash equivalents and restricted cash at end of year	$4,298	$3,624